Jewell & Landgsdale
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Certified Public Accountants
1615 Bonanza St., Suite 209, Walnut Creek, CA 94596-4530   Telephone (925) 935-1028, Fax (925) 935-1029

Irene T. Jewell, C.P.A.                                                                                                              Wilbur M. Parker (1923-1992)
Gary R. Langsdale, C.P.A.

Board of Directors and Shareowners
California News Tech

We consent to the inclusion of a copy of California News Tech financial statements for the years ended December 31, 2003 and 2002, including our firm’s audit report thereon, dated April 6, 2004, with the Ninth Amended Form SB-2, Registration Statement Under the Securities Act of 1933, that will be filed with the U.S. Securities and Exchange Commission.

Jewell & Langsdale
Walnut Creek, California
May 12, 2004

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